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                                                                     EXHIBIT 8.1


                                                       VINSON & ELKINS L.L.P.
VINSON & ELKINS                                        2300 FIRST CITY TOWER
ATTORNEYS AT LAW                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com



July 2, 2002



Natural Resource Partners L.P.
601 Jefferson Street, Suite 3600
Houston, Texas 77002

      Re:  Natural Resource Partners L.P. - Registration Statement on Form S-1

Ladies and Gentlemen:

      We have acted as counsel to NRP (GP) LP (the "General Partner") and Natural Resource Partners L.P. (the "Company") in connection with the offer and sale of up to 5,175,000 common units representing limited partner interests (the "Common Units") in the Company pursuant to a Registration Statement on Form S-1 (Registration No. 333-86582) (the "Registration Statement"). In connection therewith, we prepared the discussion set forth under the caption "Material Tax Consequences" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

      All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company and the General Partner, included in such Discussion, as to which we express no opinion).

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.